Exhibit 99.6

Platinum Eagle Acquisition Corp. Completes Acquisition of Target Logistics Management, LLC and RL Signor Holdings, LLC

Platinum Eagle Acquisition Corp. changes name to Target Hospitality Corp.

Target Hospitality is the largest provider of specialty rental accommodations with premium catering and value-added hospitality services in the U.S.

Target Hospitality Corp. will trade on NASDAQ under the ticker symbol “TH”

Strategic business combination provides capital and strong foundation for Target Hospitality’s long-term profitable growth

LOS ANGELES, California & The Woodlands, Texas (March 15, 2019) — Platinum Eagle Acquisition Corp. (Nasdaq: EAGL) (“Platinum Eagle”), a publicly traded special purpose acquisition company, Target Logistics Management, LLC (“Target Lodging”), and RL Signor Holdings, LLC (“Signor Lodging”) announced today that they have completed their previously announced business combination under which Platinum Eagle acquired both Target Lodging and Signor Lodging for approximately $1.4 billion in total consideration. This transaction, which was approved on March 6 by Platinum Eagle’s stockholders, creates the largest provider of specialty rental accommodations with premium catering and value-added hospitality services in the U.S.

Upon completion of the business combination, Platinum Eagle changed its name to Target Hospitality Corp. (“Target Hospitality”). Beginning March 18, 2019, common stock and public warrants of Target Hospitality will start trading on the NASDAQ stock exchange under new ticker symbols “TH” and “THWWW,” respectively.

Target Hospitality will be led by Target Lodging’s highly experienced management team, including President and Chief Executive Officer Brad Archer, Chief Financial Officer Andy Aberdale, Chief Commercial Officer Troy Schrenk, Executive Vice President and General Counsel Heidi Lewis, and Senior Vice President of Operations Travis Kelley, who will continue to serve in their respective roles. Stephen Robertson, Co-Founder of TDR Capital, the private equity firm that owns Algeco, the parent of Target Lodging, and also owned Signor Lodging, will serve as Chairman of the combined company and will be joined on the board by Gary Lindsay, a Partner at TDR Capital, and Jeff Sagansky, CEO of Platinum Eagle.

Mr. Sagansky commented, “Brad and management have done a great job delivering a superior customer experience that no other competitor has come close to replicating. This has resulted in long term customer commitments and stellar financial results. This strategic business combination further enhances Target Hospitality’s proven platform and growth profile, positioning it to become a truly dynamic public company story.”

Mr. Archer said, “Becoming a publicly traded company represents a significant milestone that has been made possible through the hard work and dedication of all our employees. With greater financial flexibility and a clear plan to create long-term shareholder value, we are well positioned to capitalize on the opportunities ahead of us to fuel Target Hospitality’s sustainable growth. Target has a long history of partnering with its clients to provide the competitive advantage they need to both recruit and retain top talent; we now see even greater opportunities to improve and further exceed client expectations by delivering unparalleled service and amenities they can always count on.”

Mr. Robertson stated, “As a public company with experienced leadership, meaningful scale, a high-quality portfolio and an unparalleled suite of vertically integrated solutions, Target Hospitality is poised to expand its position as the largest provider of specialty rental accommodations and value-add services. With the closing of this transaction, a strong foundation has been laid for long-term profitable growth.”

Deutsche Bank Securities Inc. and BofA Merrill Lynch served as capital markets advisors and private placement agents to Platinum Eagle. Oppenheimer & Co. Inc. acted as exclusive financial advisor on the transaction. Deutsche Bank Securities Inc. served as general financial advisor to Platinum Eagle. Winston & Strawn LLP acted as legal advisor to Platinum Eagle and Allen & Overy LLP acted as legal advisor to Target Lodging and Signor Lodging.

About Target Hospitality

Headquartered in The Woodlands, Texas, Target Hospitality is the public holding company for Target Lodging, Signor Lodging and their respective subsidiaries. Target Hospitality, through Target Lodging and Signor Lodging, builds, owns and operates customized housing communities for a range of end users, and offers a full suite of cost-effective hospitality solutions including culinary, catering, concierge, laundry and security services as well as recreational facilities. Target Hospitality primarily serves the oil and gas, energy and government sectors and its growing network of communities is designed to maximize workforce productivity and satisfaction. Prior to the acquisition of Target Lodging and Signor Lodging and contemporaneous name change to Target Hospitality, Platinum Eagle Acquisition Corp. was a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. The company began trading on the NASDAQ stock exchange in January 2018 and, prior to its combination with Target Lodging and Signor Lodging in March 2019, its Class A ordinary shares, units and warrants traded on the Nasdaq stock market under the ticker symbols EAGL, EAGLU and EAGLW, respectively.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Target Hospitality’s, Target Lodging’s or Signor Lodging’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of the business combination; the inability to meet Nasdaq listing standards; costs related to the business combination; Target Hospitality’s ability to manage growth; Target Hospitality’s ability to execute its business plan and meet its projections; Target Hospitality’s ability to identify, consummate and integrate acquisitions; rising costs adversely affecting Target Hospitality’s profitability; potential litigation involving Target Hospitality, and general economic and market conditions impacting demand for Target Hospitality’s products and services, and in particular economic and market conditions in the oil industry in the markets in which Target Hospitality operates. None of Target Hospitality, Target Lodging or Signor Lodging undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors

Narinder Sahai, 832-702-8009
IR@targetlodging.com

or

Rodny Nacier, 832-702-8009
IR@targetlodging.com

Media

Jason Chudoba, 646-277-1249
Jason.Chudoba@icrinc.com

or

Elyse Gentile, 646-677-1823
Elyse.Gentile@icrinc.com